UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MECHANICAL TECHNOLOGY, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Nevada	14-1462255
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

325 Washington Avenue Extension Albany, NY	12206
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A Offering Statement file number to which this form relates: 333-257300

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.  Description of Registrant’s Securities to be Registered.

Mechanical Technology, Incorporated (the “Registrant”) hereby incorporates by reference the description of its 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “Preferred Stock”), to be registered hereunder, contained under the heading “Description of the Series A Preferred Stock” in the prospectus forming a part of the Registration Statement on Form S-1 (Registration No. 333-257300) (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2021, and amended in Amendment No. 1 to the Registration Statement, filed with the SEC on July 19, 2021, Amendment No. 2 to the Registration Statement, filed with the SEC on July 23, 2021, Amendment No. 3 to the Registration Statement, filed with the SEC on August 12, 2021 and Amendment No. 4 to the Registration Statement, filed with the SEC on August 16, 2021. In addition, any description of the Preferred Stock contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the SEC or included herewith.

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation (1).
3.2	Certificate of Amendment filed with the Secretary of State of the State of Nevada on June 14, 2021 (2).
3.3	Articles of Merger filed with the Secretary of State of Nevada on March 29, 2021 (1).
3.4	Certificate of Merger filed with the Department of State of New York on March 29, 2021 (1).
3.6	Bylaws (1).
4.1*	Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock filed with the Secretary of State of the State of Nevada on August 18, 2021.
4.2*	Form of 9.0% Series A Cumulative Perpetual Preferred Stock Certificate
* Filed herewith.

(1)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2021.

(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 18, 2021	MECHANICAL TECHNOLOGY, INCORPORATED

	By:	/s/ Jessica L. Thomas
	Name:	Jessica L. Thomas
	Title:	Chief Financial Officer